Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-38070, 33-38037,33-46966,33-77086 and 333-80209 on Form S-8 and Registration
Statement Nos. 33-89030 and 333-71287 on Form S-3 of The Chalone Wine Group, Ltd., of our report dated May 11, 2001 appearing in the Annual Report on Form 10-K of The Chalone Wine Group, Ltd. for the year ended December 31,2002.




San Francisco, California
March 31, 2003